UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2012

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stryker Corporation announced on October 1, 2012 that Kevin A. Lobo has been appointed as President and Chief Executive Officer of the Company effective immediately. In addition, the Board of Directors elected Mr. Lobo to a newly created position on the Board of Directors, also effective October 1, 2012. It is not anticipated that Mr. Lobo will serve on any committee of the Board. A copy of the related press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Mr. Lobo, age 47, has had a 25-year business career that includes executive positions in general management and finance. He joined Stryker in April 2011 as Group President of the Neurotechnology and Spine Group and in June 2011 was appointed Group President, Orthopaedics. Before joining Stryker, Mr. Lobo had held a number of senior-level leadership roles at Johnson & Johnson and, since 2006, had been President of Johnson & Johnson's Ethicon Endo-Surgery subsidiary, a $4 billion business. Prior to joining Johnson & Johnson, Mr. Lobo held finance positions at KPMG, Unilever Canada and Kraft Canada and subsequently held executive positions at Rhone-Poulenc. Mr. Lobo, as the sole member of management on the Board, will provide the Board with the necessary link to the day-to-day operations as well as the benefits of his broad and diverse business experience.
The terms of Mr. Lobo's continuing employment with the Company as President and Chief Executive Officer are set forth in a letter agreement, dated September 28, 2012. Pursuant to the agreement, Mr. Lobo is entitled to a base salary at the annual rate of $1,000,000 that will be reviewed annually for any increase by the Board of Directors or a committee of the Board. Mr. Lobo's targeted annual bonus in his position as President and Chief Executive Officer will be 130% of his base salary. For 2012, 75% of his bonus will be determined based on the target and goals established for him at the beginning of the year as Group President, Orthopaedics and 25% will be based on the target and goals applicable to him as Chief Executive Officer. On October 1, 2012 Mr. Lobo was granted stock options to purchase 107,795 shares of the Company's common stock at an exercise price of $55.66 per share. The options will become exercisable as to 20% of the shares on each of the first five anniversary dates of the date of grant. He also was awarded restricted stock units covering 53,899 shares that will vest on October 1, 2015 and performance stock units with a target award of 35,932 shares. The performance stock units will have a payout range of 0% to 200% of the target award, will be earned based on the achievement of the goals established for performance stock units awarded at the beginning of 2012 to Mr. Lobo and other senior executives related to the three-year average adjusted diluted net earnings per share and sales growth performance relative to a comparison group of companies and will be settled in shares of common stock in early 2015 following the completion of the three-year performance period. Mr. Lobo's long-term incentive awards for 2013, which pursuant to the Company's granting policy will be made in February 2013, are targeted at a grant date fair value of $6,000,000 and will be determined in accordance with the structure and terms of the annual awards granted to other senior executives at that time. The summary description of Mr. Lobo's employment terms contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the letter agreement, dated September 28, 2012, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stryker announced that Curt R. Hartman, who had served as Interim Chief Executive Officer since February of this year in addition to being Vice President and Chief Financial Officer, has resigned as Vice President and Chief Financial Officer effective September 30, 2012. Mr. Hartman will remain an employee of the Company and will serve as an Advisor to the Chief Executive Officer to assure a smooth transition. The Company is currently discussing the terms of Mr. Hartman's separation with him and will disclose those terms in an amendment to this Current Report on Form 8-K at such time as agreement is reached. In the meantime, Dean H. Bergy, age 53, who currently serves as Vice President, Corporate Secretary of the Company and had previously been Vice President, Chief Financial Officer from January 2003 to March 2009, has been appointed Interim Chief Financial Officer effective October 1, 2012. Following his resignation as Vice President, Chief Financial Officer, Mr. Bergy continued to be employed by the Company as an Advisor to the CFO and was elected Secretary of the Company in September 2011 and Vice President, Corporate Secretary in September 2012. Mr. Bergy's base salary as Interim Chief Financial Officer will be at the annualized rate of $517,500 through the end of the month in which he ceases to serve as Interim Chief Financial Officer and he will receive a bonus of $97,031 for the remainder of 2012 in addition to any 2012 performance bonus that he is entitled to based on the target and goals established for him at the beginning of the year in his position as Secretary. In addition, Mr. Bergy will be granted stock options and restricted stock units on November 1, 2012 that have a combined grant date fair value of $256,500 based on the closing price of the Company's common stock on the New York Stock Exchange on the last trading day preceding the date of grant. The options will become exercisable as to 20% of the shares on each of the first five anniversary dates of the date of grant and the restricted stock units will vest as to one-third of the underlying shares on February 21, 2013, 2014 and 2015. If Mr. Bergy continues in the role of Interim Chief Financial Officer after December 31, 2012, his compensation will be reviewed at that time. The summary description of Mr. Bergy's employment terms contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the letter agreement, dated October 1, 2012, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1 Letter Agreement dated September 28, 2012 between Stryker Corporation and Kevin A. Lobo.
10.2 Letter Agreement dated October 1, 2012 between Stryker Corporation and Dean H. Bergy.
99.1 Press Release dated October 1, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

October 3, 2012	/s/ TONY M. MCKINNEY
Date	Tony M. McKinney
Vice President, Chief Accounting Officer